Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of April 11, 2022 (the “Effective Date”), by and between NEEP INVESTORS HOLDINGS LLC, a Delaware limited liability company (“Landlord”), and SCPHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Office Lease Agreement dated as of June 2, 2017, as affected by that certain Commencement Letter executed by Landlord and Tenant on October 10, 2017 (the “Existing Lease”). Pursuant to the Existing Lease, Landlord has leased to Tenant space containing approximately 13,066 rentable square feet (the “Premises”) known as Suite No. 310 on the third (3rd) floor of the building commonly known as and numbered 2400 District Avenue, Burlington, Massachusetts 01803 (the “Building”), as more particularly described in the Existing Lease.

B.
The Existing Lease, by its terms, is scheduled to expire on November 30, 2022, and the parties desire to amend the Existing Lease in order to, among other things, extend the Term thereof, all on the following terms and conditions. The Existing Lease, as amended by this Amendment, is herein referred to as the “Lease”.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Existing Lease and agree and represent as follows:

1.
Extension. The Term of the Existing Lease is hereby extended for a period of one (1) year, and shall expire on November 30, 2023 (the “First Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing on December 1, 2022 and ending on the First Extended Termination Date shall be referred to herein as the “First Extended Term”. Effective as of the Effective Date of this Amendment, the defined term (a) “Term,” as used in the Lease, shall mean the Term as extended through the First Extended Termination Date, and (b) “Termination Date,” as used in the Lease, shall mean November 30, 2023.

2.
Base Rent for First Extended Term. The schedule of Base Rent payable with respect to the Premises during the First Extended Term shall be as follows:

Months of Term	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
12/1/2022- 11/30/2023	$49.00	$640,234.00	$53,352.83

3.
Operating and Tax Base. Section 1.05 of the Existing Lease shall be modified to read

“Base Year” for Taxes (defined in Exhibit B): Fiscal Year (defined below) 2023 (i.e., July 1, 2022, to June 30, 2023)

Base Year” for Expenses (defined in Exhibit B): calendar year 2023.

4.
Condition of Premises. Tenant is currently in possession of the Premises and hereby accepts the same in their “as is” condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements or provide any tenant improvement allowance relating thereto.

5.
Miscellaneous.

5.01.
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns. There have been no additional oral or written representations or agreements. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord, except as permitted or required by applicable Laws.

5.02.
Except as herein modified or amended, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

5.03.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant. Tenant agrees that its execution of this Amendment constitutes a firm offer to enter the same, which may not be withdrawn for a period of thirty

(30) days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties).

5.04.
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Existing Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

5.05.
Tenant hereby represents to Landlord that Tenant has dealt with no broker, agent or finder in connection with this Amendment, other than JLL, who represented Tenant in this transaction, and Cushman & Wakefield, who represented Landlord in this transaction (together, the “Brokers”). Tenant agrees to indemnify and hold Landlord, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such parties, harmless from all claims of any other brokers, agents or finders claiming to have represented Tenant in connection with this Amendment other than the Brokers. Landlord hereby represents to Tenant that Landlord has dealt with no broker, agent or finder in connection with this Amendment other than the Brokers. Landlord agrees to indemnify and hold Tenant, its trustees, members, managers, principals, beneficiaries, partners, officers, directors, employees and agents, and the respective principals and members of any such parties, harmless from all claims of any brokers, agents or finders claiming to have represented Landlord in connection with this Amendment other than the Brokers.

1.06.
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

1.07.
This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this Amendment shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of this Amendment by email transmission shall in all events deliver to the other party an original signature promptly upon request.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment under seal in two or more counterparts as of the day and year first above written.

LANDLORD:

NEEP INVESTORS HOLDINGS LLC

By: /s/ Stephen A. Kinsella

Name: Stephen A. Kinsella

Title: Authorized Officer

TENANT:

SCPHARMACEUTICALS INC.

By: /s/ John Tucker

Name: John Tucker

Title: CEO